SUB-ITEM 77Q1(e)
MFS Variable Insurance Trust,
on Behalf of:
MFS Growth Series ("VGS")
MFS Global Equity Series ("VGE")




A Form of Investment Advisory Agreement, on behalf of VGS, a series of the
Trust, was contained in the Trust's Registration Statement filed under Rule
485(a) (File Nos. 33-74668 and 811-8326) as filed with the SEC via EDGAR on
February 12, 1999. Such document is incorporated herein by reference.

A Form of Investment Advisory Agreement, on behalf of VGE, a series of the
Trust, was contained in the Trust's Registration Statement filed under Rule
485(a) (File Nos. 33-74668 and 811-8326) as filed with the SEC via EDGAR on
March 22, 1999. Such document is incorporated herein by reference.